UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 11, 2026

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

In connection with the continuation of an equity offering program under which shares (the “Shares”) of the common stock of CMS Energy Corporation (“CMS Energy”) having an aggregate sales price of up to $1,000,000,000 may be offered and sold from time to time (the “Offering”), CMS Energy filed today with the Securities and Exchange Commission (the “SEC”) an updated prospectus supplement dated February 11, 2026 (the “New Prospectus Supplement”). Under the New Prospectus Supplement, Shares having an aggregate offering price of approximately $492.3 million remain available for offer and sale. The Shares may be offered and sold in amounts and at times to be determined by CMS Energy from time to time, but CMS Energy has no obligation to offer and sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by CMS Energy from time to time, including (among others) market conditions, the trading price of CMS Energy’s common stock and determinations by CMS Energy of the appropriate sources of funding for CMS Energy.

The Offering will occur pursuant to an equity distribution agreement (“Agreement”), dated December 7, 2023 and entered into among (A) CMS Energy, (B) Barclays Bank PLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Royal Bank of Canada and The Bank of Nova Scotia, each in its capacity as purchaser under any forward sale agreement (the “Forward Purchasers”), and (C) Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., each in its capacity as agent for CMS Energy and/or principal (the “Agents”), and each in its capacity as agent for the related Forward Purchaser (the “Forward Sellers”). The Agents and the Forward Sellers will be entitled to compensation as provided under the terms of the Agreement. Under the Agreement, CMS Energy has offered and sold Shares having an aggregate offering price of approximately $507.7 million as of the date of the New Prospectus Supplement pursuant to a previous prospectus supplement and accompanying prospectus. As such, as of the date of the New Prospectus Supplement, Shares having an aggregate offering price of approximately $492.3 million remain available for offer and sale pursuant to the Agreement.

In connection with each particular forward sale transaction, the relevant Forward Purchaser or its affiliate will, at CMS Energy’s request, borrow from third parties and, through the relevant Forward Seller, sell a number of the Shares equal to the number of Shares underlying the particular forward sale transaction.

CMS Energy will not receive any proceeds from the sale of borrowed shares by a Forward Seller. CMS Energy expects to physically settle each particular forward sale transaction with the relevant Forward Purchaser on one or more dates specified by CMS Energy on or prior to the maturity date of that particular forward sale agreement, in which case CMS Energy expects to receive per share cash proceeds at settlement equal to the forward sale price under the relevant forward sale agreement. However, CMS Energy may elect to cash settle or net share settle a particular forward sale transaction, in which case CMS Energy may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and CMS Energy may owe cash (in the case of cash settlement) or shares (in the case of net share settlement) to the relevant Forward Purchaser.

Sales of the Shares, if any, under the Agreement may be made in privately negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including by ordinary brokers’ transactions through the facilities of the New York Stock Exchange, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, through forward purchases/sales, in any manner permitted by applicable law, or as otherwise agreed with the Agents or the Forward Purchasers and the Forward Sellers and described in the Prospectus Supplement. CMS Energy may at any time suspend solicitation and offers under the Agreement or terminate the Agreement.

The Shares will be offered pursuant to the New Prospectus Supplement and CMS Energy’s automatic shelf registration statement on Form S-3 (File No. 333-293382) filed on February 11, 2026, with the SEC (the “Registration Statement”). This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement which was previously filed as Exhibit 1.1 to the Form 8-K filed December 7, 2023 and is incorporated by reference herein.

This Current Report on Form 8-K is being filed to file certain documents in connection with the Offering as exhibits to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

1.1	Equity Distribution Agreement dated December 7, 2023 by and among (A) CMS Energy, (B) Barclays Bank PLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Royal Bank of Canada and The Bank of Nova Scotia, and (C) Barclays Capital Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., (Exhibit 1.1 to Form 8-K filed December 7, 2023 and incorporated herein by reference)
5.1	Opinion of Melissa M. Gleespen, Esq., Vice President, Chief Compliance Officer and Corporate Secretary of CMS Energy
23.1	Consent of Melissa M. Gleespen, Esq. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: February 11, 2026	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer